UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 11, 2011

MILLER PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-34732	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Baker Highway, Huntsville, TN	37756
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(423) 663-9457

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          On March 11, 2011, Miller Petroleum, Inc.’s wholly-owned subsidiary, Cook Inlet Energy, LLC (“CIE”) entered into a Performance Bond Agreement with the State of Alaska’s Department of Natural Resources (“DNR”) concerning certain bonding requirements initially established by the Assignment Oversight Agreement between these two parties dated November 5, 2009.

          The performance bond is intended to ensure that CIE has sufficient funds to meet its dismantlement, removal and restoration obligations under the applicable agreements, leases, and state laws and regulations. The Performance Bond Agreement applies only to the Redoubt Unit and Redoubt Shoal Field, and sets forth an amount of $18,000,000 for the bond. The Agreement includes a funding schedule, which requires payments annually on July 1, beginning in 2013, of amounts ranging from $1,000,000 to $2,500,000 per year, and totaling $12,000,000. The Agreement also clarifies that approximately $6,600,000 (as of June 30, 2010) from a bond funded by the previous owner and held in a State account since the sale of the assets is included in the account holding the performance bond for our dismantlement, restoration, and rehabilitation obligations under the Agreement. The monies deposited under the Agreement may be held in the State Trust Account (which currently holds the $6.6 million) or in private bank or surety company accounts. Until the performance bond is fully funded, all interest on either account will be retained in the account. If the State Trust Account, which is currently an interest-bearing account, becomes a non-interest bearing account, CIE may transfer the funds to a private account with the DNR Commissioner’s consent. If CIE is more than 10 days late with a payment to the State Trust Account or more than 10 days late providing proof of a payment into a private account, the State will assess a late payment fee of $50,000.

          The Agreement confirms that the obligation to post a performance bond for the Onshore Assets (as that term is defined in the Assignment Oversight Agreement) has been eliminated, and this Agreement supersedes the Assignment Oversight Agreement’s requirements to post a performance bond under the Assignment Oversight Agreement for the Offshore Assets (as that term is defined in the Assignment Oversight Agreement).

          The amount of the performance bond is subject to adjustment if a material change in the assets occurs, for annual inflation, and upon the completion of certain performance obligations. CIE will be in default of the Agreement if it fails to comply with a material obligation under the Agreement or if it becomes insolvent. Certain conditions that would entitled DNR to declare CIE in default are subject to a 30 day cure period.

          The foregoing description of the terms and conditions of the Performance Bond Agreement is qualified in its entirety by reference to the agreement, a copy of which is attached hereto as Exhibit 10.43.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Equity Compensation Plan

          At the March 11, 2011 Annual Meeting of shareholders, our shareholders approved the 2011 Equity Compensation Plan (the “2011 Plan”). The Plan was adopted by the Board of Directors on January 17, 2011. We have reserved 8,250,000 shares for issuance under the Plan. Contingent grants to our President and Chief Executive Officer, Scott M. Boruff, our newest director, Don A. Turkleson, and another employee, for a total of 2,850,000 shares were made by the Compensation Committee of our Board of Directors, subject to approval of the 2011 Plan by our shareholders. After these awards, a total of 5,400,000 shares remain available under the Plan. The Plan meets the requirements of an Incentive Stock Option Plan under the Internal Revenue Code of 1986 as amended. The Compensation Committee of the Board of Directors, which is comprised solely of independent directors, is charged with the administration of the Plan. The Committee has authority to make Incentive Stock Option awards and Restricted Stock Awards thereunder.

          A copy of the 2011 Plan is attached hereto as Exhibit 10.44.

Employment Agreement with Paul W. Boyd

          We entered into an employment agreement with our Chief Financial Officer, Mr. Paul W. Boyd, on March 11, 2011. The employment agreement has a one year term and will automatically renew for successive one year periods unless either party delivers a notice of non-renewal 60 days prior to the termination date. Mr. Boyd’s base salary is $185,000, which is consistent with the terms of his hire. Mr. Boyd also receives a $500 per month automobile allowance and he is eligible for an annual performance bonus to be determined each year by the Compensation Committee of the Board of Directors. The agreement contains a maximum severance amount of one year’s salary, which is only payable in the case of termination without cause, and a one-year non-compete clause. Upon a termination of employment because of a change in control, Mr. Boyd will be paid an amount equal to 2.99 multiplied by his annualized salary that he is then earning, payable in a lump-sum payment upon the closing of the change in control. Mr. Boyd may also terminate the agreement without cause upon 90 days notice to us. We will pay for all of Mr. Boyd’s expenses incurred in maintaining his professional license as a Certified Public Accountant. Mr. Boyd is entitled to receive the same benefits that all of our employees receive with respect to health and life insurance.

          The foregoing description of the terms and conditions of the Employment Agreement with Paul Boyd is qualified in its entirety by reference to the agreement, a copy of which is attached hereto as Exhibit 10.45.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          At the Annual Meeting of shareholders held on March 11, 2011 as described in Item 5.07 of this report, our shareholders adopted an amendment to the Charter to change the company’s name from Miller Petroleum, Inc. to Miller Energy Resources, Inc. We have used “Miller Energy Resources” as a fictitious name since late 2007 and sought to minimize confusion by fully changing our name to Miller Energy Resources, Inc. The amendment to the Charter will be filed with the Tennessee Secretary of State, and the name change shall be effective, in the near future.

          An amendment our Bylaws was also adopted by the shareholders at the meeting changing the quorum requirements for action at a shareholders’ meeting from a majority to one-third. A copy of the Bylaw amendment is included as Exhibit 3.7 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

          On March 11, 2011 we held our 2010 Annual Meeting of shareholders. As of the record date of January 18, 2011, we had 38,409,751 shares outstanding. A total of 21,916,101.76 shares were present at the meeting by proxy or in person. At the meeting, our shareholders elected Messrs. Miller, Boruff, Hall, Gettelfinger, Gross, McPeak, Stivers, Turkleson, and Voyticky to our Board of Directors, ratified the appointment of KPMG LLP as our independent public accounting firm, adopted the name change amendment to our Charter, adopted the quorum amendment to our Bylaws, and adopted the 2011 Equity Compensation Plan. The following table provides information on the votes cast in each of these proposals:

	Votes For	Votes Against or Withheld	No. of Abstentions	No. of Broker Non-Votes

Election of directors

Deloy Miller	21,329,047.76	587,054.00	0	0

Scott M. Boruff	21,319,940.76	596,161.00	0	0

David M. Hall	21,650,690.76	265,411.00	0	0

Herman E. Gettelfinger	21,281,826.76	634,275.00	0	0

Jonathan S. Gross	21,065,701.76	850,400.00	0	0

General Merrill A. McPeak	21,290,466.76	625,635.00	0	0

Charles M. Stivers	21,010,126.76	905,975.00	0	0

Don A. Turkleson	21,358,506.76	557,595.00	0	0

David J. Voyticky	21,314,832.76	601,269.00	0	0

Ratification of KPMG LLP as our audit firm	12,448,251.76	1,220,048.00	8,247,802.00	0

Charter amendment regarding our name change to	21,900,034.76	10,495.00	5,572.00	0
Miller Energy Resources, Inc.

Bylaws amendment regarding our quorum adjustment from a majority to one-third for shareholders’ meetings	13,649,920.23	3,334,380.00	4,931,801.53	0

Adoption of 2011 Equity Compensation Plan	18,642,922.76	2,891,663.00	381,516.00	0

Item 8.01	Other Events.

          As described in Item 5.07 of this report, on March 11, 2011, Miller Petroleum, Inc. held its 2010 Annual Meeting of the shareholders at which our shareholders re-elected the directors currently serving. At a Board of Directors’ meeting immediately following the Shareholders’ meeting, the Board made the following committee assignments:

          Directors Turkleson, Stivers, and McPeak shall serve on the Audit Committee, with Mr. Turkleson serving as Chairman. Directors McPeak, Gross, and Stivers shall serve on the Compensation Committee, with General McPeak serving as Chairman. Directors Gross, Turkleson, and Gettelfinger shall serve on the Nominating and Corporate Governance Committee, with Director Gross serving as Chairman. General McPeak was re-elected by the Independent Directors to serve as Lead Independent Director for fiscal 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.7	Amendment No. 1 dated March 11, 2011 to the Amended and Restated Bylaws
10.43	Cook Inlet Energy LLC Performance Bond Agreement
10.44	2011 Equity Compensation Plan
10.45	Employment Agreement dated March 11, 2011 between Miller Petroleum, Inc. and Paul W. Boyd.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER PETROLEUM, INC.

Date: March 17, 2011	By:	/s/ Paul W. Boyd

Paul W. Boyd, Chief Financial Officer